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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation for the registration of $250,000,000 of its Subordinated Notes and to the incorporation by reference therein of our report dated January 31, 2000 with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries, incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
May 30, 2000